Exhibit 10.26

Clarification Agreement

This Clarification Agreement (this “Agreement”) dated as of February 24, 2009, shall clarify the definition of Current Ratio in each of that certain (a) Amended and Restated Credit Agreement dated as of March 28, 2008, by and among Constellation Energy Partners LLC, a Delaware limited liability company (the “Borrower”), each of the Lenders from time to time party thereto, The Royal Bank of Scotland plc, as administrative agent for the Lenders, and BNP Paribas and Wachovia Bank N.A., as co-syndication agents (the “Amended Credit Agreement”); and (b) Credit Agreement dated as of March 28, 2008, by and among the “Borrower, each of the Lenders from time to time party thereto, The Royal Bank of Scotland plc, as administrative agent for the Lenders, and BNP Paribas and Wachovia Bank N.A., as co-syndication agents (the “Credit Agreement,” and together with the Amended Credit Agreement, the “Credit Agreements”). The definition of Current Ratio in each of the Credit Agreements is hereby clarified by excluding the current maturities under both Credit Agreements, to the extent such payments are not past due, from consolidated current liabilities.

The Borrower represents and warrants to the Lenders under each of the Credit Agreements that (a) the representations and warranties of the Borrower contained in each of the Credit Agreements are true and correct on and as of the date hereof as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case such representations and warranties are true and correct as of such specific date); and (b) no Default or Event of Default has occurred and is continuing. Each of the Credit Agreements and the other Loan Documents thereunder shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Instruments and all of the Collateral described in the Credit Agreements do and shall continue to secure the payment of all obligations stated to be secured thereby under the Credit Agreements, as clarified hereby, and the other Loan Documents. Except as provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to the choice of law principles thereof.

CONSTELLATION ENERGY PARTNERS LLC

By:	/s/ Charles C. Ward
	Name:	Charles C. Ward
	Title:	Chief Financial Officer & Treasurer

THE ROYAL BANK OF SCOTLAND plc, as Administrative Agent, an Issuer and a Lender

By:	/s/ Robert E. Poirrier Jr.
	Name:	Robert E. Poirrier Jr.
	Title:	Senior Vice President

BNP PARIBAS, as a Co-Syndication Agent and a Lender

By:	/s/ Douglas R. Littman
	Name:	Douglas R. Littman
	Title:	Managing Director

By:	/s/ Edward Pak
	Name:	Edward Pak
	Title:	Vice President

WACHOVIA BANK N.A., as a Co-Syndication Agent and a Lender

By:	/s/ La Shonda Fuselier
	Name:	La Shonda Fuselier
	Title:	Associate

BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David Mills
	Name:	David Mills
	Title:	Managing Director

CALYON NEW YORK BRANCH, as a Lender

By:	/s/ Page Dillehunt
	Name:	Page Dillehunt
	Title:	Managing Director

By:	/s/ Sharada Manne
	Name:	Sharada Manne
	Title:	Director

SOCIETE GENERALE, as a Lender

By:	/s/ Kevin C. Joyce
	Name:	Kevin C. Joyce
	Title:	Vice President